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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                      December 17, 2004 (December 16, 2004)
                Date of Report (Date of earliest event reported)


                                Pitney Bowes Inc.
             (Exact name of registrant as specified in its charter)

              Delaware                     1-3579                 06-0495050
  (State or other jurisdiction of  (Commission file number)    (I.R.S. Employer
   incorporation or organization)                            Identification No.)

                               World Headquarters
                                1 Elmcroft Road,
                        Stamford, Connecticut 06926-0700
                    (Address of principal executive offices)

                                 (203) 356-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 8.01.   OTHER EVENTS

On December 16, 2004, Pitney Bowes Inc. announced that the Board of Directors approved a plan to pursue a sponsored spin-off of its Capital Services external financing business. The new entity would be an independent publicly-traded company consisting of most of the assets in its Capital Services segment, including assets related to Imagistics International, Inc.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

 (c)  Exhibits

      99.1 Press release of Pitney Bowes Inc. dated December 16, 2004

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        Pitney Bowes Inc.

December 17, 2004




                                        /s/ B.P. Nolop
                                        ----------------------------------
                                        B. P. Nolop
                                        Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Officer)








                                        /s/ J.R. Catapano
                                        ----------------------------------
                                        J. R. Catapano
                                        Controller
                                        (Principal Accounting Officer)


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                                                                   Exhibit 99.1


                      PITNEY BOWES TAKES STEPS TO SPIN OFF
                            CAPITAL SERVICES BUSINESS
            "The Company Pursues the Option of a Sponsored Spin-off"

Stamford, Conn., December 16, 2004 - The Board of Directors of Pitney Bowes Inc. (NYSE: PBI) today approved a plan to pursue a sponsored spin-off of its Capital Services external financing business. The new entity would be an independent publicly-traded company consisting of most of the assets in its Capital Services segment, including assets related to Imagistics International, Inc. The company has entered into negotiations with a party interested in investing in the new entity. The decision to move forward with the spin-off will be contingent upon reaching agreement on terms with an investor, prevailing market conditions at the time of the proposed spin-off, regulatory review and the receipt of a favorable ruling from the Internal Revenue Service that the spin-off would be tax free.
         Michael J. Critelli, Chairman and CEO of Pitney Bowes Inc. said, "In January, 2003 we announced our decision to stop active origination of long-term external financing transactions and to liquidate our $2 billion-plus portfolio over time. Our objective was to reduce the risks associated with complex, long-term financing transactions, enhance our financial flexibility and sharpen our focus on our core businesses.
         In looking at our options for maximizing the value of both Pitney Bowes and Capital Services, we decided that both entities had the potential to benefit from a sponsored spin-off under the right conditions."
         Pitney Bowes Capital Services, headquartered in Shelton, Conn., provides a range of custom-tailored external commercial financing solutions for companies of all sizes. With a 25-year heritage and assets exceeding $2 billion, Capital Services has offered an array of quality financing, leasing and advisory services in three areas: Capital Equipment; Vendor Financing; and Commercial Real Estate through its PREFCO business unit. Capital Services' success is predicated on its ability to build profitable, long-term relationships with both customers and business partners.

                                      (1)

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         Critelli concluded, "As separate entities, Pitney Bowes and Capital
Services could leverage our respective core strengths, sharpen the focus on the growth opportunities in our designated markets, and maximize speed and responsiveness to changing customer and competitive conditions."
         Pitney Bowes is the world's leading provider of integrated mail and document management systems, services and solutions. The $4.6 billion company helps organizations of all sizes efficiently and effectively manage their mission-critical mail and document flow in physical, digital and hybrid formats. Its solutions range from addressing software and metering systems to print stream management, electronic bill presentment and presort mail services. The company's 80-plus years of technological leadership has produced many major innovations in the mailing industry and more than 3,500 active patents with applications in a variety of markets, including printing, shipping, encryption, and financial services. With approximately 33,000 employees worldwide, Pitney Bowes serves more than 2 million businesses through direct and dealer operations. For more information about Pitney Bowes please visit www.pb.com
                                                                 ----------
and to learn more about Capital Services visit www.pb.com/pbcs.
         The forward-looking statements contained in this news release involve risks and uncertainties, and are subject to change based on various important factors including timely development and acceptance of new products, gaining product approval, successful entry into new markets, changes in interest rates, and changes in postal regulations, as more fully outlined in the company's 2003 Form 10-K Annual Report filed with the Securities and Exchange Commission. In addition, the forward-looking statements are subject to change based on the timing and specific terms of the spin-off.

                                      (2)